Restated Audited Consolidated Financial Statements of

Encore Clean Energy, Inc.
(formerly Forge, Inc.)

Years ended December 31, 2003 and 2002

KPMG LLP
Chartered Accountants
St. Andrew’s Square II	Telephone (250) 480-3500
800-730 View Street	Telefax (250) 480-3539
Victoria BC V8W 3Y7	www.kpmg.ca

INDEPENDENT AUDITORS’ REPORT

The Board of Directors and Stockholders
Encore Clean Energy, Inc. (formerly Forge, Inc.)

We have audited the accompanying consolidated balance sheets of Encore Clean Energy, Inc. (formerly Forge, Inc.) as of December 31, 2003 and 2002 and the related consolidated statements of operations, stockholders’ deficit and comprehensive loss and cash flows for the years ended December 31, 2003 and 2002. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Encore Clean Energy, Inc. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years ended December 31, 2003 and 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming Encore Clean Energy, Inc. will continue as a going concern. As discussed in note 3 to the consolidated financial statements, the Company’s recurring losses from operations and stockholders’ deficit and its need to generate cash from operations and obtain additional financing to meet its obligations as they come due raise substantial doubt about its ability to continue as a going concern. Management’s plans as to these matters are also described in note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Chartered Accountants

Victoria, Canada

March 29, 2004, except note 16 which is as of April 19, 2005

Encore Clean Energy, Inc.
(formerly Forge, Inc.)

Consolidated Balance Sheets
(expressed in United States dollars)

December 31, 2003 and 2002

	2003	2002
	(restated -
	note 16)
Assets

Current assets:
Cash and cash equivalents	$335	$50,537
Accounts receivable	110,613	270,880
Prepaid expenses	8,336	523
	119,284	321,940
Property and equipment, less accumulated depreciation (note 6)	82,986	80,983

Technology and other intangible assets	2,133,340	-

	$2,335,610	$402,923

Liabilities and Stockholders’ Deficit

Current liabilities:
Bank indebtedness	$82,447	$-
Accounts payable and accrued liabilities (note 8)	1,664,907	727,541
Unearned revenue	-	455,633
Loan payable - current portion (note 7)	-	160,327
Notes payable - current portion (note 8)	350,000	-
Lease obligation - current portion (note 9)	4,967	6,006
	2,102,321	1,349,507

Due to related parties (note 8)	901,647	656,869
Lease obligation (note 9)	-	4,231
Total liabilities	3,003,968	2,010,607

Stockholders’ deficit (note 10):
Common stock	12,618	520
Additional paid-in capital	5,802,498	3,645,386
Deficit	(6,152,058)	(5,238,895)
Accumulated other comprehensive loss	(331,416)	(14,695)
Total stockholders’ deficit	(668,358)	(1,607,684)

Commitment (note 13)
	$2,335,610	$402,923

See accompanying notes to consolidated financial statements.

Encore Clean Energy, Inc.
(formerly Forge, Inc.)

Consolidated Statements of Operations
(expressed in United States dollars)

Years ended December 31, 2003 and 2002

	2003	2002
	(restated -
	note 16)

Revenue	$2,858,341	$2,059,738

Cost of revenue	(2,167,077)	(1,498,519)

Gross profit	691,264	561,219

Operating expenses:
Salaries and fringe benefits	663,873	642,585
Consulting fees and computer services	679,825	181,813
Legal and accounting	130,851	111,236
Phones and utilities	38,201	19,320
Rent	97,769	38,474
Advertising and promotion	23,195	54,230
Other selling, general and administrative	100,607	113,018
Depreciation	22,101	31,304
	1,756,422	1,191,980

Loss from operations	(1,065,158)	(630,761)

Other:
Interest	(226,005)	(65,810)
Gain on conversion of debt	378,000	-
	151,995	(65,810)

Net loss	$(913,163)	$(696,571)

Net loss per common share, basic and diluted	$(0.26)	$(1.34)

Weighted average common shares outstanding,
basic and diluted (note 4(l))	3,500,503	519,236

See accompanying notes to consolidated financial statements.

Encore Clean Energy, Inc.
(formerly Forge, Inc.)

Consolidated Statements of Stockholders’ Deficit and Comprehensive Loss
(expressed in United States dollars)

Years ended December 31, 2003 and 2002

				Accumulated
		Additional		other
	Common	paid in		comprehensive	Stockholders’
	stock	capital	Deficit	income (loss)	deficit

Balance at December 31, 2001	$520	$3,644,886	$(4,542,324)	$10,263	$(886,655)

Shares issued in connection with:
Exercise of stock options (4,687 shares)	-	500	-	-	500
Net loss	-	-	(696,571)	-	(696,571)
Foreign exchange translation adjustment	-	-	-	(24,958)	(24,958)
Balance at December 31, 2002	520	3,645,386	(5,238,895)	(14,695)	(1,607,684)

Net loss	-	-	(913,163)	-	(913,163)
Stock-based compensation	-	397,637	-	-	397,637
Conversion of shareholder loans
(4,200,000 shares)	4,200	457,800	-	-	462,000
Issued on acquisition of Cryotherm:
7,403,197 Shares	7,403	806,949	-	-	814,352
29,322 Warrants	-	89	-	-	89
324,877 Options	-	132	-	-	132
Private placement for cash (195,000 shares)	195	194,805	-	-	195,000
Exercise of stock options (300,000 shares)	300	299,700	-	-	300,000
Other comprehensive income (loss):
Foreign exchange translation adjustment	-	-	-	(316,721)	(316,721)

Balance at December 31, 2003
(restated - note 16)	$12,618	$5,802,498	$(6,152,058)	$(331,416)	$(668,358)

See accompanying notes to consolidated financial statements.

Encore Clean Energy, Inc.
(formerly Forge, Inc.)

Consolidated Statements of Cash Flows
(expressed in United States dollars)

Years ended December 31, 2003 and 2002

	2003	2002
	(restated -
	note 16)
Cash provided by (used in):

Operations:
Net loss	$(913,163)	$(696,571)
Depreciation, which does not involve cash	22,101	31,304
Gain on debt conversion	(378,000)	-
Stock-based compensation	397,637	-
Changes in operating assets and liabilities:
Change in accounts receivable	239,023	(178,737)
Change in prepaid expenses	(9,697)	52,796
Change in accounts payable and accrued liabilities	681,869	422,146
Change in unearned revenue	(628,415)	181,052
Change in accrued salaries	-	(59,505)
Net cash used in operating activities	(588,645)	(247,515)

Cash flows used in investing activities:
Cash acquired on acquisition (note 2)	6,193	-
Purchase of property and equipment	(3,159)	(14,452)
Net cash provided by (used in) investing activities	3,034	(14,452)

Cash flows from financing activities:
Repayment of lease obligation	(8,049)	(5,179)
Proceeds on issuance of share capital	195,000	-
Proceeds from (repayment of) loan payable and
bank indebtedness	(120,239)	160,327
Increase (decrease) in notes payable	(39,029)	2,438
Increase in advances from related parties	507,726	130,531
Net cash provided by financing activities	535,409	288,117

Increase (decrease) in cash and cash equivalents	(50,202)	26,150

Cash and cash equivalents, beginning of year	50,537	24,387

Cash and cash equivalents, end of year	$335	$50,537

Supplementary information:
Interest paid	$190,950	$51,068
Income taxes paid	-	-
Non-cash transactions:
Issue of common shares for repayment of debt	840,000	-
Exercise of options	300,000	-

See accompanying notes to consolidated financial statements.

Encore Clean Energy, Inc. (formerly Forge, Inc.) Notes to Consolidated Financial Statements (expressed in United States dollars) Years ended December 31, 2003 and 2002

1.	The Company and description of business:

Encore Clean Energy, Inc. (the “Company”, formerly Forge, Inc.) is a “permission-based” email marketing and integrated advertising strategies service. The Company’s services include the design, delivery, tracking, and analysis of targeted “one-on-one” email campaigns, customized loyalty programs, comprehensive list management/brokerage packages and the creation, integration and execution of both online and traditional advertising strategies.

2.	Corporate transactions:

On May 13, 2002 the Company’s effective domicile was changed from Florida to Delaware by way of a merger between the Company’s parent corporation, emailthatpays.com, Inc. (“email”) (a Florida corporation) and the Company (a Delaware Corporation). The surviving corporation (Encore Clean Energy, Inc.) issued one share for every twenty shares of email, thus affecting a reverse stock split. As the former shareholders of email owned 100% of the Company, this transaction has been accounted for on a continuity-of-interests basis as a continuation of email. References to “the Company” refer to email for periods prior to May 13, 2002 and Encore Clean Energy, Inc. thereafter.

On October 28 2003, Encore Clean Energy, Inc. (“Encore”) completed the acquisition of Cryotherm, Inc. (“Cryotherm”), a Delaware corporation, in exchange for common shares of Encore. The outstanding options and warrants of Cryotherm were also exchanged for options and warrants of Encore based on a conversion ratio of 0.23456789 Encore options for each Cryotherm option and warrant. In addition, certain shareholder advances of Cryotherm in the aggregate principal amount of $450,000 became convertible at the option of the holder into an aggregate of 633,333 shares of Encore.

The shares issued to the former Cryotherm stockholders in the acquisition represent approximately 61% of Encore’s total issued and outstanding shares immediately prior to the transaction. Immediately following the closing of the acquisition, former Cryotherm stockholders, option holders and convertible debenture holders owned or had the right to acquire 64% of the fully diluted common shares of Encore. Accordingly, the merger resulted in a change of control of Encore.

For accounting purposes however, notwithstanding the change of control of Encore, the acquisition of Cryotherm is treated as an acquisition of the net assets of Cryotherm by Encore as Cryotherm was, prior to completion of the transaction, a development stage company that did not meet the definition of a business for accounting purposes. Therefore, for accounting purposes, this results in the acquisition of the net assets of Cryotherm and their being valued at their fair market value with that value being assigned to the equity instruments deemed to be issued by Encore. In addition, as Encore is considered to have acquired Cryotherm’s net assets, the historical financial statements of Encore reflect Encore’s operations to the date of the acquisition and combined with those of Cryotherm thereafter.

Encore Clean Energy, Inc. (formerly Forge, Inc.) Notes to Consolidated Financial Statements (expressed in United States dollars) Years ended December 31, 2003 and 2002

2.	Corporate transactions (continued):

The acquisition was accounted for using the purchase method of accounting and, accordingly, the assets acquired have been recorded at their fair values as of the date of the acquisition.

In conjunction with the acquisition of Cryotherm, $840,000 of Encore’s shareholder loans were converted into 4,200,000 common shares an effective price of $0.20 per share. As the market price at the measurement date was $0.11 per share, a gain of $378,000 resulted from this conversion.

3.	Liquidity and future operations:

The Company has sustained net losses and negative cash flows from operations since its inception. At December 31, 2003, the Company has negative working capital of $1,983,037. For the year ended December 31, 2003, the Company has used $588,645 cash in operating activities. At December 31, 2003, the Company has a total stockholders’ deficit of $668,358.

The Company's ability to meet its obligations in the ordinary course of business is dependent upon its ability to establish profitable operations and positive cash flows from operating activities or to obtain additional funding through public or private equity financing, debt collaborative or other arrangements. Management is seeking to increase revenues through continued marketing of its services; however additional funding will be required.

Management is working to obtain sufficient working capital from external sources in order to continue operations at current levels for a reasonable period of time into the future. There is, however, no assurance that the aforementioned events, including the receipt of additional funding, will occur and be successful. Failure to generate sufficient cash flow will require the Company to amend or reduce operations.

4.	Significant accounting policies:

(a) Basis of presentation:

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States and are presented in United States dollars. The consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are Canadian and wholly owned. All significant inter-company balances and transactions have been eliminated in the consolidation process.

Encore Clean Energy, Inc. (formerly Forge, Inc.) Notes to Consolidated Financial Statements (expressed in United States dollars) Years ended December 31, 2003 and 2002

4.	Significant accounting policies (continued):

	(b)	Use of estimates:

The preparation of consolidated financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of expenses during the period. The valuation of intangible assets and stock compensation is a significant area requiring the use of estimates. Actual results could differ from the estimates used in the preparation of consolidated financial statements.

	(c)	Revenue recognition:

The Company earns revenue by charging fees for sending targeted email and for providing integrated marketing and advertising solutions. Revenue is recognized in accordance with contractual arrangements which generally is when email is transmitted and services are performed. Amounts received prior to services being performed are recorded as unearned revenue.

	(d)	Cash and cash equivalents:

Cash equivalents are defined as all highly liquid marketable securities with original maturities of three months or less.

	(e)	Foreign currency:

The functional currency of the operations of the Company’s wholly owned Canadian operating subsidiaries is the Canadian dollar. Assets and liabilities measured in Canadian dollars are translated into United States dollars using exchange rates in effect at the consolidated balance sheet dates with revenue and expense transactions translated using average exchange rates prevailing during the period. Exchange gains and losses arising on this translation are excluded from the determination of loss and reported as foreign currency translation adjustment (which is included in the other comprehensive loss in stockholders’ equity.

Encore Clean Energy, Inc. (formerly Forge, Inc.) Notes to Consolidated Financial Statements (expressed in United States dollars) Years ended December 31, 2003 and 2002

4.	Significant accounting policies (continued):

	(f)	Property and equipment:

Property and equipment are recorded at cost and are depreciated at rates which will reduce original cost to estimated residual value over the useful life of each asset. Maintenance and repairs are charged to expense as incurred, and improvements and betterments are capitalized. When assets are retired or otherwise disposed of, the cost and accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is reflected in the consolidated statements of operations for the period in which it is realized. The annual rates used to compute depreciation on a declining balance basis are as follows:

Asset	Rate

Office furniture and fixtures	20%
Computer hardware	30%

(g)	Technology and other intangible assets:

Technology and other intangible assets consists of designs and related patents of alternative energy technology acquired from Cryotherm and will be amortized over a period of 15 years once commercial production is achieved. As at December 31, 2003 no amortization has been recorded.

(h)	Capital leases and obligations:

The asset carrying value and amount of the capital lease obligations recorded at the beginning of the lease term are calculated based upon the present value of the minimum lease payments. Assets under a capital lease are depreciated at the same rates as other property and equipment.

Encore Clean Energy, Inc. (formerly Forge, Inc.) Notes to Consolidated Financial Statements (expressed in United States dollars) Years ended December 31, 2003 and 2002

4.	Significant accounting policies (continued):

	(i)	Financial instruments and concentration of risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, and obligations under capital leases. At December 31, 2003 and 2002, the fair market value of these instruments approximated their financial statement carrying amount due to the short-term maturity of these instruments. The Company does not require collateral for accounts receivable, but does evaluate customer creditworthiness and establishes allowances as necessary based on management estimates of collectibility.

Amounts owing to related parties, loan payable and notes payable are stated at their exchange values which approximates fair value due to their short-term maturity and market rates of interest.

	(j)	Income taxes:

The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 109,

“Accounting for Income Taxes”. This standard requires the use of the asset and liability approach for accounting and reporting on income taxes. Deferred tax assets and liabilities are recognized for the future consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. To the extent that it is not more likely than not that a deferred tax asset will be realized, a valuation allowance is provided.

	(k)	Stock-based compensation:

The Company accounts for stock-based employee and director compensation arrangements under the intrinsic-value-based method of accounting prescribed by Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees”, and related interpretations including Financial Accounting Standards Board (“FASB”) Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation, an interpretation of APB Opinion No. 25, issued in March 2000. Under APB No. 25, compensation expense is recorded on the date of grant based on the difference, if any, between the current market price of the Company’s stock and the exercise price of options to purchase that stock. The Company accounts for stock-based compensation arrangements for non-employees in accordance with provisions of SFAS No. 123, “Accounting for Stock-Based Compensation”. Under SFAS No. 123, compensation expense for services received from non-employees is based upon the fair value of equity instruments issued as the services are performed and the stock award is earned.

Encore Clean Energy, Inc. (formerly Forge, Inc.) Notes to Consolidated Financial Statements (expressed in United States dollars) Years ended December 31, 2003 and 2002

4.	Significant accounting policies (continued):

	(k)	Stock-based compensation (continued):

The Company has adopted the disclosure requirements of SFAS No. 123 (“FAS 123”), “Accounting for Stock-Based Compensation”, to account for grants to employees under the Company’s existing stock-based compensation plan. Had compensation cost for the Company’s stock option plan been determined, based on the fair value at the grant date for awards under those plans consistent with the measurement provisions of FAS 123, the Company’s net loss and basic loss per share would have been adjusted as follows:

	2003	2002

Loss for the year	$(913,163)	$(696,571)
Loss for the year - pro-forma	(1,042,202)	-
Basic loss per share	(0.26)	(1.33)
Basic loss per share - pro-forma	(0.30)	(1.33)

The fair value of each option grant has been estimated on the date of the grant using the Black-Scholes option-pricing model with the following assumptions:

	2003	2002

Expected dividend yield	0.0%	N/A
Expected stock price volatility	189%	N/A
Risk-free interest rate	1.31%	N/A
Expected life of options	1 year	N/A

(l)	Net loss per share:

The Company computes net loss per share in accordance with SFAS No. 128, “Earnings per Share”. Under the provisions of SFAS No. 128, basic loss per share is computed using the weighted average number of common stock outstanding during the periods, and gives retroactive effect to the shares cancelled on the effective reverse stock split, described in note 2. Diluted loss per share is computed using the weighted average number of common and potentially dilutive common stock outstanding during the period. As the Company generated net losses in each of the periods presented, basic and diluted net loss per share is the same as any exercise of options would be anti-dilutive.

Encore Clean Energy, Inc. (formerly Forge, Inc.) Notes to Consolidated Financial Statements (expressed in United States dollars) Years ended December 31, 2003 and 2002

4.	Significant accounting policies (continued):

	(m)	Impairment of long-lived assets and long-lived assets to be disposed of:

In accordance with SFAS No. 144, long-lived assets such as property and equipment, and purchased intangibles subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheets and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheets.

Goodwill and intangible assets, not subject to amortization are tested annually for impairment, are tested for impairment more frequently if events and circumstances indicate that the asset might be impaired. An impairment loss is recognized to the extent that the carrying amount exceeds the asset’s fair value.

	(n)	Comprehensive loss:

The Company adopted the provisions of SFAS No. 130, “Reporting Comprehensive Income” which establishes standards for reporting comprehensive income (loss) and its components in financial statements. Other comprehensive income (loss), as defined, includes all changes in equity (net assets) during a period from non-owner sources. Comprehensive loss for each of the periods presented is as follows:

	2003	2002

Net loss	$(913,163)	$(696,571)
Other comprehensive (income) loss:
Foreign currency translation adjustment	(316,721)	(24,958)

Comprehensive loss	$(1,229,884)	$(721,529)

Encore Clean Energy, Inc. (formerly Forge, Inc.) Notes to Consolidated Financial Statements (expressed in United States dollars) Years ended December 31, 2003 and 2002

4.	Significant accounting policies (continued):

	(o)	Recently issued accounting standards:

In November 2002, FASB issued Emerging Issues Task Force 00-21, “Revenue Arrangements with Multiple Deliverables” (“EITF 00-21”). EITF 00-21 addresses certain aspects of the accounting by a vendor for arrangements under which it will perform multiple revenue-generating activities. In some arrangements, the different revenue-generating activities are sufficiently separable, and there may be sufficient evidence of their fair values to separately account for some or all of the deliverables. In other arrangements, some or all of the deliverables are not independently functional, or there is not sufficient evidence of their fair values to account for them separately. EITF 00-21 is effective for revenue arrangements entered into fiscal periods beginning after June 15, 2003.

In January 2003, FASB issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”), which addressed the consolidation by business enterprises of variable interest entities. FIN 46 will apply to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest in after that date.

In April 2003, the FASB issued FAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities” (“FAS No. 149”), which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under FAS No. 133. FAS No. 149 is to be applied prospectively for certain contracts entered into or modified after June 30, 2003.

In May 2003, the FASB issued Statement of Financial Accounting Standards (“FAS”) No. 150, “Accounting for Certain Financial Instruments with Characteristics for both Liabilities and Equity” (“FAS No. 150”), which establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. FAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003.

Currently, the impact of the adoption of EITF 00-21, FIN 46 and FAS No.’s 149 and 150 has not been material to the Company’s financial position or results of operations.

Encore Clean Energy, Inc. (formerly Forge, Inc.) Notes to Consolidated Financial Statements (expressed in United States dollars) Years ended December 31, 2003 and 2002

5.	Acquisition of Cryotherm, Inc.:

The fair value of the net assets of Cryotherm acquired on September 30, 2003, as described in note 2, was as follows:

Assets:
Cash	$6,193
Property and equipment	3,226
Technology and other intangible assets	2,133,340
Leasehold interest	8,419
Total assets	2,151,178

Liabilities:
Accounts payable	307,932
Interest payable	58,200
Due to stockholder	310,473
Current portion of notes payable to stockholders	210,000
Long-term portion of notes payable to stockholders	450,000
Total liabilities	1,336,605

Net assets acquired, being fair value assigned to shares:
7,403,197 Shares	814,352
29,322 Warrants	89
324,877 Options	132

$814,573

The fair values of the consideration paid for the net assets of Cryotherm were determined as follows:

(a)	Common shares: as a percentage of market value at the measurement date; and
(b)	Warrants and options: fair value at the measurement date determined using the Black-Scholes pricing model with the following input factors:

	Options	Warrants

Expected dividend yield	0%	0%
Expected stock price volatility	31%	31%
Risk-free interest rate	1.31%	1.31%
Expected life (years)	1.80	3.0

Encore Clean Energy, Inc. (formerly Forge, Inc.) Notes to Consolidated Financial Statements (expressed in United States dollars) Years ended December 31, 2003 and 2002

5.	Acquisition of Cryotherm, Inc.:

(b) Continued:

Cryotherm acquired the technology and related intangible assets underlying the products the Company plans to commercialize pursuant to license agreements for technology relating to the field of generating, converting, storing or conserving energy or electricity. Specifically, the technology and associated intangible assets, including the underlying patents, relate to the following products: the Drum Jet Turbine, the Vertical Axis Wind Turbine, the Floating “Power Barge” and the Partial Pressure Membrane Refrigeration System.

6.	Property and equipment:

		Accumulated	Net book
2003	Cost	depreciation	value
Office furniture and fixtures	$138,665	$96,452	$42,213
Computer hardware	183,316	142,543	40,773
	$321,981	$238,995	$82,986

		Accumulated	Net book
2002	Cost	depreciation	value
Office furniture and fixtures	$70,030	$37,188	$32,842
Computer hardware	131,902	83,761	48,141
	$201,932	$120,949	$80,983

The cost and accumulated depreciation of assets under capital lease included in office furniture and fixtures is $17,745 and $(12,063) respectively, (2002 - $14,755 and $(8,806)) and computer hardware is $17,363 and $(14,005) respectively, (2002 - $14,436 and $(10,356)).

Encore Clean Energy, Inc. (formerly Forge, Inc.) Notes to Consolidated Financial Statements (expressed in United States dollars) Years ended December 31, 2003 and 2002

7.	Loan payable:

The loan payable at December 31, 2002 was repaid in full in the current year.

8.	Due to related parties:

	2003	2002

Stockholder-controlled company	$66,185	$141,701
Stockholder	385,462	487,152
Notes payable to stockholders and royalties payable	800,000	-
	1,251,647	628,853
Less current portion of notes payable to stockholders	(350,000)	-

	$901,647	$628,853

The advances from a stockholder-controlled company and a stockholder are unsecured, bear interest at annual rates between 6% and 7% and are not callable within 2004. Interest of $36,085 is payable on these loans at December 31, 2003 (2002 - $61,171). Included in accounts payable and accrued liabilities is $293,705 (2002 - $55,371) in other balances also owing to stockholders.

The notes payable to stockholders are unsecured and bear interest at annual rates ranging between 5% and 12.5%. Included in notes payable are three notes totaling $450,000 which are convertible until February 28, 2005 into 633,333 common shares of the Company and have no set repayment. The balance of $210,000 is repayable in February 2004. Interest of $45,274 (2002 - $nil) is payable on these notes and is included in accounts payable and accrued liabilities.

Royalties payable of $140,000 (2002 - $nil) are non-interest bearing and accrue at $20,000 per month.

9.	Capital lease:

The Company’s capital lease for equipment expires in 2004.

Encore Clean Energy, Inc. (formerly Forge, Inc.) Notes to Consolidated Financial Statements (expressed in United States dollars) Years ended December 31, 2003 and 2002

10.	Capital structure:

	(a)	Common stock:

The Company’s authorized stock consists of 18,000,000 $0.001 par value common shares and 2,000,000 $.001 par value preferred shares (no preferred shares issued and outstanding).

The following table presents the issued and outstanding common stock of the Company after retroactive restatement for the May 2002 effective reverse stock split (note 2):

	Company		Additional
	common		paid in
	shares	Par value	capital

December 31, 2001	515,064	$520	$3,644,886

Stock options exercised - January 2002	4,687	-	500
December 31, 2002	519,751	520	3,645,386

Stock-based compensation	-	-	397,637
Conversion of shareholder loans	4,200,000	4,200	457,800
Private placement for cash	195,000	195	194,805
Exercise of stock options	300,000	300	299,700
Issued on acquisition of Cryotherm	7,403,197	7,403	807,170

December 31, 2003	12,617,948	$12,618	$5,802,498

(b)	Common stock options:

The Company established a new stock-compensation plan in 2003. The plan provides for the grant of up to 2,000,000 incentive or non-qualified stock options or shares of restricted stock to employees and key advisors (an “Optionee”) of the Company. If an Optionee ceases employment with or service to the Company (a “Termination”), the Optionee may exercise any vested option at the time of Termination within such period of time specified in the option agreement. In the absence of a specified time in the option agreement, the option remains exercisable for three months following the Optionee’s Termination.

The Company issued options to previous shareholders of Cryotherm as part of the acquisition of that company. These options have an exercise price of $0.43 and expire between June 26, 2008 and August 5, 2015.

All options issued under a previous stock-compensation plan were cancelled in 2002.

Encore Clean Energy, Inc. (formerly Forge, Inc.) Notes to Consolidated Financial Statements (expressed in United States dollars) Years ended December 31, 2003 and 2002

10.	Capital structure (continued):

	(b)	Common stock options:

Following is a summary of stock option activity for the years ended December 31, 2003 and 2002.

		Weighted
	Outstanding	average
	options	exercise price

Outstanding as of December 31, 2001	34,950	$69.20

Granted	-	-
Exercised	(4,687)	0.10
Forfeited	(5,250)	85.66
Cancelled	(25,013)	79.80
Outstanding as of December 31, 2002	-	-

Granted on acquisition of Cryotherm	324,877	0.43
Granted under stock option plan	600,000	1.00
Exercised	(300,000)	1.00
Forfeited or cancelled	-	-

Outstanding as of December 31, 2003	624,877	$0.70

All options are exercisable at December 31, 2003. The following table summarizes information about the total number of stock options outstanding at December 31, 2003:

		Weighted
	Number	average
	outstanding at	remaining
	December 31,	contractual
Exercise price	2003	life (years)

$ 0.43	148,951	4.5
$ 0.43	175,926	11.6
$1.00	300,000	2.0

	624,877	5.3

As there were no stock options outstanding or exercisable at December 31, 2002, comparative disclosure regarding weighted average exercise price is not required.

Encore Clean Energy, Inc. (formerly Forge, Inc.) Notes to Consolidated Financial Statements (expressed in United States dollars) Years ended December 31, 2003 and 2002

10.	Capital structure (continued):

	(c)	Share purchase warrants:

The Company has issued share purchase warrants in relation to a number of transactions. Each share purchase warrant entitles the holder to purchase one common share of the Company at various prices and with various terms.

(i)
The Company issued 29,322 share purchase warrants with a weighted average exercise price of $0.69 in conjunction with the acquisition of Cryotherm as described in note 2. These warrants expire on June 30, 2005.

(ii)
The Company issued 116,667 share purchase warrants with a exercise price of $0.60 in conjunction with the refinancing of a note payable to a shareholder to extend the repayment period to February 29, 2004. These warrants expire on December 31, 2005. A refinancing expense of $80,178 has been recorded to December 31, 2003 in relation to these warrants, with a further $53,452 to be recognized over the remaining term of the note.

(iii)
The Company issued 166,667 share purchase warrants with a exercise price of $0.85 to a consultant in relation to a service contract that ends on June 2, 2004. The warrants expire on December 31, 2005. A consulting fee of $17,379 has been recorded to December 31, 2003 in relation to these warrants, with a further $106,756 to be recognized over the remaining term of the contract.

		(iv)	The Company issued 195,000 share purchase warrants with an exercise price of $1.50 as part of the private placement.

		(v)	The following tables summarize the warrant activity and related information:

		Weighted
		average
	Outstanding	exercise
	warrants	price

Outstanding as of December 31, 2001 and 2002	24,250	$106.24

Granted	507,656	1.01
Cancelled	(21,250)	73.24

Outstanding as of December 31, 2003	510,656	$3.00

Encore Clean Energy, Inc. (formerly Forge, Inc.) Notes to Consolidated Financial Statements (expressed in United States dollars) Years ended December 31, 2003 and 2002

10.	Capital structure (continued):

	(c)	Share purchase warrants:

		(iv)	Continued:

The warrants have the following price and expiration dates:

Exercise price	Number of warrants	Expiration date

$0.43	17,593	June 30, 2005
$0.60	116,667	December 31, 2005
$0.85	166,667	December 31, 2005
$1.07	11,729	June 30, 2005
$1.50	195,000	December 31, 2006
$250.00	1,500	December 31, 2005
$400.00	750	December 31, 2005
$460.00	750	December 31, 2005

(d)	Stock based compensation:

The following table disaggregates stock compensation expense by employees and non- employees.

	2003	2002

Pursuant to stock option grants to employees
- intrinsic value	$14,000	$-
Pursuant to stock option grants to non-employees
- fair value	286,080	-
Pursuant to warrants issued to non-employees
- fair value	97,557	-

	$397,637	$-

11.	Segmented information:

The Company has one reportable operating segment, advertising services, and the chief operating decision maker makes decisions about allocating resources based on the one operating segment. All of the Company’s sales are to Canadian customers and substantially all of the Company’s assets are located in Canada.

Encore Clean Energy, Inc. (formerly Forge, Inc.) Notes to Consolidated Financial Statements (expressed in United States dollars) Years ended December 31, 2003 and 2002

12.

Income taxes:

Current income taxes are computed at statutory rates on pre-tax income. Deferred taxes would be recorded based on differences in the carrying values of assets and liabilities for financial statement and income tax purposes. At December 31, 2003, the Company has elected to carry forward net operating losses for federal, state and provincial income tax purposes of approximately $5.0 million that may be available to reduce future taxable income to 2023. As utilization of such operating losses for tax purposes is not considered to be more likely than not, the deferred tax asset has been fully reserved through the recording of a 100% valuation allowance. These operating losses may be limited to the extent an “ownership change” occurs.

The components of the deferred tax asset as of December 31, 2003 are as follows:

	2003	2002

Deferred tax asset:
Net operating loss carry forward	$1,840,000	$1,557,000
Less valuation allowance	(1,840,000)	(1,557,000)

Net deferred tax	$-	$-

Income tax recovery differs from the amounts computed by applying the Canadian combined federal and provincial tax rates of 39.6% (2002 - 39.6%) to pre-tax income from continuing operations as a result of the following:

	2003	2002

Loss for the year	$(913,163)	$(696,571)

Income tax recovery based on combined Canadian
tax rates	$(360,000)	$(275,842)

Effect of:
Non-deductible expenses and other differences	137,000	(12,658)
Loss subject to tax at rates lower than statutory rate	30,000	36,500
Change in valuation allowance	193,000	252,000

Income tax recovery	$-	$-

Encore Clean Energy, Inc. (formerly Forge, Inc.) Notes to Consolidated Financial Statements (expressed in United States dollars) Years ended December 31, 2003 and 2002

13.	Commitment:

The Company leases office space under an operating lease which expires in 2005.

Operating
leases

2004	$99,644
2005	99,644

14.	Economic dependence:

During the year, the Company generated 61% of total revenue (approximately $1,736,310) from three customers (2002 - 67%; $1,377,000 from three customers).

15.	Subsequent event:

On February 24, 2004, the Company completed the final phase of the acquisition of Cryotherm, Inc. with the issuance of 188,827 common shares of the Company.

16.	Correction of financial statements:

During 2004, a contract originally effective in 2003 was recorded as a correction to the 2003 financial statements which resulted in the restatement of an increase in notes payable and a correlated increase in consulting expenses in the amount of $140,000 for the year ended December 31, 2003. Total stockholders’ deficit and net loss were restated from $(528,358) and $(773,163) to $(668,358) and $(913,163) respectively for the year ended December 31, 2003. Net loss per common share, basic and diluted was restated from $(0.22) to $(0.26).